                                                                   EXHIBIT 10.11

SUMMARY OF ROFIN-SINAR LASER GMBH PENSION PLAN



1. a) The "Rofin-Sinar Standard Pension Plan" (the "RSPlan") refers to the guidelines of the "Siemens Altersfursorge GmbH" ("Siemens Standard Pension Plan") in the applicable version except Sections 13(5), 14 and
          18. The pension amount of the RSPlan is 66.7% of the Siemens pension amount.

          The legal basis of the pension is a unilateral promise of Rofin-Sinar to all employees ("Gesamtzusage"), which need not be accepted expressly by the employees to be valid. The promise becomes a part of the individual employment contract of each employee. This pension promise does not constitute a works agreement between Rofin-Sinar and the works counsel, because the chairman of the works counsel does not sign the pension promise on the same page as the management of Rofin-Sinar.

     b) The RSPlan grants irrevocable rights, because the revocation provisions of the Siemens Standard Pension Plan (sections 13(5), 14, 18, respectively) do not apply under the RSPlan's Subsection 2. The employment contract for these employees can be changed by terminating it with the option of altered conditions of employment (Anderungskundigung) according to Section 2 of the Termination Protection Act (Kundigungsschutzgesetz). The prerequisites for such termination are "urgent business requirements" ("dringende betriebliche Erfordernisse"), such as unprofitability which would lead to a closing of the business. Furthermore, the employment contract can be altered by a mutual agreement between Rofin-Sinar and each employee.

          It may be possible that Rofin-Sinar can terminate the pension promise for future employees; however, the Federal Labour Court has not yet
              ------
          decided such a case.

2. a) Persons receiving a salary in excess of the standard wage must have a pension agreement with Rofin-Sinar pursuant to Subsection 1.3 of the Rofin-Sinar Pension Plan In Excess. This pension agreement may be a separate contract or a provision in the employment contract.

      b) The pension promise can also be changed by terminating it with the option of altered conditions of employment according to Section 2 of the Termination Protection Act or a mutual agreement.

3. Persons transferred from Siemens to Rofin-Sinar are subject to a special pension promise. They receive one part of their pension from Siemens according to the Siemens' pension schedules, depending on the length of their service with Siemens, and the other part of their pension comes from Rofin-Sinar, depending on the length of their service with Rofin-Sinar, but still according to the Siemens pension schedules.

4.        Mr. Martinen and Dr. Wirth have both received pension promises from
          --------------------------
          Rofin-Sinar referring to the Siemens pension schedules.

                      BEDINGUNGEN FUR RUHEGEHALTSABKOMMEN


1.   Leistungen aufgrund eines Ruhegehaltsabkommens

     Die Siemens Aktiengesellschaft gibt aufgrund des Ruhegehaltsabkommens

     1.1. dem Ruhegehaltsberechtigten einen Anspruch auf Ruhegehalt (Nr. 3)

     1.2  seiner Ehefrau nach seinem Tode einen Anspruch auf Witwengeld (Nr. 4)

     1.3  seinen Kindern nach seinem Tode einen Anspruch auf Waisengeld (Nr. 5)

     Als Ruhegehaltsberechtigter ist der Mitarbeiter zu verstehen, mit dem ein Ruhegehaltsabkommen abgeschlossen wurde.

     Das Ruhegehaltsabkommen wird als Erganzung zu den Leistungen der gesetzlichen Rentenversicherung und zu einer angemessenen Eigenvorsorge abgeschlossen.


2.   Voraussetzungen

     Voraussetzung fur diese Leistungen ist, dass der Ruhegehaltsberechtigte bei seinem Ausscheiden aus den Diensten der Gesellschaft

     a) wenigstens das 60. Lebensjahr vollendet hat oder dauernd mehr als 50 Prozent berufsunfahig und deshalb nicht berufstatig ist sowie

     b) der Gesellschaft mindestens 10 ruhegehaltsfahige Dienstjahre angehorte. Bei Berufsunfahigkeit infolge eines Arbeitsunfalles braucht diese Wartezeit nicht erfullt zu sein.

     Die Gesellschaft kann den Grad der Berufsunfahigkeit durch ihren Vertrauensarzt verbindlich feststellen lassen. Als solche Feststellung gilt die Entscheidung der Bundesversicherungsanstalt fur Angestellte (BFA) uber eine entsprechende Berufs- oder Erwerbsunfahigkeitsrente.

     Stirbt der Ruhegehaltsberechtigte vor seiner Pensionierung, wird der Tod der Berufsunfahigkeit gleichgestellt.

     Ruhegehaltsfahig sind die nach vollendetem 18. Lebensjahr geleisteten Dienstzeiten, wenn sie als pensionsfahige Siemens-Dienstzeiten anerkannt wurden. Fur die Fristen und die Berechtigung unverfallbarer
     Pensionsanspruche ist aufgrund der gesetzlichen Regelung die
     Betriebszugehorigkeit nach dem letzten tatsachlichen Eintrittstag massgeblich.


3.   Hohe des Ruhegehalts; Erziehungsbeihilfe

     3.1 Fur das Ruhegehalt gilt die dem Ruhegehaltsabkommen beiliegende Tabelle. Massgebend fur die Hohe des Ruhegehaltes ist das
          Lebensalter, mit dem der Mitarbeiter aus den Diensten der Gesellschaft ausscheidet.

          Fur Mitarbeiter, die nach dem 21.12.1974 in die Gesellschaft eingetreten sind und von einem fruheren Arbeitgeber Zahlungen erhielten oder erhalten werden, die der gleichen sozialen Sicherheit dienen wie das Ruhegehalt, gilt folgende Zusage:
          Der mitgebrachte Versorgungsbetrag wird durch das Ruhegehalt der Gesellschaft so erhoht, dass der Ruhegehaltsberechtigte bei Eintritt des Versorgungsfalles insgesamt den dann gultigen Tabellenbetrag als Versorgungsbezuge erhalt. Dabei werden nur Zahlungen berucksichtigt, soweit sie ein anderer Arbeitgeber direkt oder indirekt finanziert hat, Renten der deutschen gesetzlichen Rentenversicherung nur, soweit ein Arbeitgeber mehr als seinen gesetzlichen Anteil dazu beigetragen hat.

          War der Ruhegehaltsberechtigte in den letzen zehn Jahren vor dem Ausscheiden ganz oder teilweise regelmassig weniger als die volle wochentliche Arbeitszeit tatig, so wird das Ruhegehalt angemessen gekurzt, sofern nicht Firmenregelungen etwas anderes vorsehen.

     3.2  Endet das Dienstverhaltnis mit der Gesellschaft wegen
          Berufsunfahigkeit oder durch den Tod, so kann die Gesellschaft unter Berucksichtigung der Verhaltnisse des Einzelfalles Zuschlage zum Ruhegehalt oder zu den Hinterbliebenenbezugen gewahren.

     3.3 Eine Erziehungsbeihilfe wird fur jedes eheliche oder diesem nach dem Burgerlichen Gesetzbuch gleichgestellte Kind des
          Ruhegehaltsberechtigten gezahlt, das vor dem Ausscheiden des Ruhegehaltsberechtigten aus dem Dienstverhaltnis mit der Gesellschaft geboren oder adoptiert wurde, wenn es das 23. Lebensjahr noch nicht vollendet hat und nicht berufstatig oder verheiratet ist.

          Uber diese Altersgrenze hinaus kann nach Lage des Falles die Erziehungsbeihilfe weiter gewahrt werden, wenn sich das Kind in einer Berufsausbildung befindet und deren normale Dauer nicht uberschritten ist.


4.   Witwengeld

     4.1 Witwengeld wird gezahlt, wenn die Witwe nicht mehr als 15 Jahre junger ist als der Verstorbene und die Ehe mindestens funf Jahre wahrend der Dienstzeit des Verstorbenen bei der Gesellschaft bestanden hat.

          Der Anspruch auf Witwengeld erlischt im Falle der Wiederverheiratung.

          Die geschiedene Frau eines Ruhegehaltsberechtigten erhalt kein Witwengeld.

     4.2  Das Witwengeld betragt 60 Prozent des Ruhegehaltes nach Nummer 3.1.

     4.3 Wenn die Ehefrau des Ruhegehaltsberechtigten mehr als 15 Jahre junger ist als er, steht es im Ermessen der Gesellschaft, ob und in welchem Umfang Witwengeld gewahrt wird.


5.   Waisengeld

     5.1 Waisengeld wird jedem Kind eines verstorbenen Ruhegehaltsberechtigten gezahlt, solange es die Voraussetzungen der Nummer 3.3 Absatz 1 erfullt.

          Daruberhinaus kann Waisengeld gewahrt werden, wenn die Voraussetzungen der Nummer 3.3 Absatz 2 vorliegen.

     5.2 Das Waisengeld betragt bei Halbwaisen 15 Prozent und bei Vollwaisen 25 Prozent des Ruhegehaltes nach Nummer 3.1.

6.   Ubergangszahlungen

     Nach dem Tod eines Pensionars erhalt sein Ehegatte fur den Sterbemonat und die folgenden 6 Monate die Bezuge, die der Verstorbene in dieser Zeit erhalten hatte. Die Hinterbliebenenbezuge werden darauf angerechnet.


7.   Zahlung der Leistungen

     7.1  Die Zahlungen erfolgen monatlich nachtraglich.

     7.2 Ist fur den Beginn oder die Beendigung einer Leistung ein Ereignis ma gebend, z.B. der Tod oder das Erreichen eines bestimmten Lebensalters, so beginnen die Leistungen mit dem auf das Ereignis folgenden Kalendermonat und enden mit dem Kalendermonat, in den das Ereignis fallt.

     7.3 Die Gesellschaft kann von den Berechtigten jederzeit den Nachweis daruber verlangen, dass die Voraussetzungen fur die Leistungen noch vorliegen.

     7.4 Die Gesellschaft kann von den Ruhegehaltsberechtigten und gegebenenfalls den Hinterbliebenen jederzeit einen Nachweis uber die Hohe der Zahlungen verlangen, die gemass Nummer 3.1 Absatz 2 bei der Hohe der Leistungen berucksichtigt werden.


8.   Herabsetzung und Einstellung der Leistungen

     8.1 Die Gesellschaft behalt sich vor, die zugesagten Leistungen zu kurzen oder einzustellen, wenn die wirtschaftliche Lage der Gesellschaft sich nachhaltig so wesentlich verschlechtert hat, dass ihr eine Aufrechterhaltung der zugesagten Leistungen nicht mehr zugemutet werden kann, oder wenn der Personenkreis, die Beitrage, die Leistungen oder das Pensionierungsalter bei der deutschen gesetzlichen Rentenversicherung sich wesentlich andern.

          Die Gesellschaft kann daher in einem solchen Falle z.B. Bezuge aus der deutschen gesetzlichen Rentenversicherung oder ahnliche aufgrund von Gesetzen oder Verordnungen auszuzahlende Betrage, soweit sie auf Arbeitgeberbeitragen beruhen, auf ihre Leistungen anrechnen.

     8.2 Auf die Leistungen aufgrund des Ruhegehaltsabkommens konnen Leistungen des Hauses Siemens, die nach ihrer Zielsetzung ebenfalls der sozialen Sicherung des Ruhegehaltsberechtigten oder seiner Angehorigen dienen, angerechnet werden.

     8.3 Die Zahlung der Leistungen wird wieder eingestellt, wenn die Voraussetzungen, unter denen sie gewahrt wurde (z.B. dauernd mehr als 50 Prozent berufsunfahig), nicht mehr gegeben sind.


9.   Erfindungen

     Alle Erfindungen, die von einem Ruhegehaltsberechtigten nach seinem Ubertritt in den Ruhestand gemacht werden und die in das Arbeitsgebiet der Gesellschaft fallen, sind der Gesellschaft unverzuglich mitzuteilen. Der Ruhegehaltsberechtigte hat der Gesellschaft gegen eine angemessene Vergutung Benutzungsrechte in dem von dieser gewunschten Umfange einzuraumen. Von einer Entscheidung der Gesellschaft, die innerhalb von 6 Monaten mitgeteilt sein muss, durfen nur mit deren Zustimmung Verhandlungen mit Dritten gefuhrt werden.

     Bei Erfindungen, die auf Arbeitsgebieten der ubrigen Gesellschaften des Hauses Siemens liegen, wird erwartet, da diese zuerst der in Frage kommenden Gesellschaft angeboten werden.


10.  Anspruche aus dem Ruhegehaltsabkommen

     Anspruche aus dem Ruhegehaltsabkommen konnen gemindert werden oder ganz entfallen, wenn das Dienstverhaltnis aufgrund eines die Gesellschaft zu fristloser Kundigung berechtigenden Verhaltens endet.

     Die Anspruche aus dem Ruhegehaltsabkommen erloschen, wenn ein Empfanger von Leistungen aus dem Ruhegehaltsabkommen wichtige Interessen des Hauses Siemens gefahrdet oder verletzt oder ein Verhalten zeigt, das die Gesellschaft bei Anwendung der dafur geltenden Bestimmungen des deutschen Rechtes zur fristlosen Entlassung berechtigte, wenn er sich in ihren Diensten befande. Dies gilt insbesondere auch bei Verstossen des Ruhegehaltsberechtigten gegen Nummer 9.


11.  Unabtretbarkeit der Anspruche

     Die Anspruche aus dem Ruhegehaltsabkommen konnen nicht abgetreten oder verpfandet werden.


12.  Besondere Verpflichtungen des Ruhegehaltsberechtigten

     Der Ruhegehaltsberechtigte ist verpflichtet, die Zustimmung der Gesellschaft einzuholen, wenn er nach seinem Ubertritt in den Ruhestand selbststandig oder unselbststandig beruflich tatig werden will.

     Die Gesellschaft ist zur Zustimmung verpflichtet, wenn die beabsichtigte Tatigkeit nicht gegen die Interessen des Hauses Siemens verstosst und wenn sie angemessen ist.


13.  Allgemeine Erhohung der Pensionszusagen

     Die Leistungen an die Pensionare und die Hinterbliebenen werden in dem gleichen Umfang erhoht, in dem die Gesellschaft die Pensionszusagen an die noch aktiven Mitarbeiter der gleichen Rangstellung anhebt.


14.  Unverfallbarkeit

     Fur die Unverfallbarkeit von Anspruchen aus dem Ruhegehaltsabkommen gelten die gesetzlichen Bestimmungen, soweit sie unabdingbar sind.

     Unverfallbare Anspruche bestehen nicht, wenn die Voraussetzungen der Nummer 10 vorliegen.


15.  Schadensersatzanspruche gegen Dritte

     Schadensersatzanspruche gegen Dritte, durch deren schuldhaftes Verhalten der Versorgungsfall verursacht wurde, werden bis zur Hohe der Versorgungsleistungen aus der betrieblichen Altersversorgung an die Gesellschaft abgetreten.

                         ROFIN [Rofin-Sinar logo] SINAR
                                   L A S E R



                         R U H E G E H A L T E R  U T 3
                        --------------------------------

                               Stand: 01.09.1993



- --------------------------------------------------------------------------------
 bei vollendeten ... Lebensjahren zum Zeitpunkt
 des Ubertritts in den Ruhestand                  monatliches Ruhegeld in DM

- --------------------------------------------------------------------------------

     bis  40 einschliesslich                          987,--
          41                                       1.017,--
          42                                       1.048,--
          43                                       1.079,--
          44                                       1.108,--
          45                                       1.138,--
          46                                       1.169,--
          47                                       1.200,--
          48                                       1.230,--
          49                                       1.260,--
          50                                       1.291,--
          51                                       1.351,--
          52                                       1.413,--
          53                                       1.474,--
          54                                       1.535,--
          55                                       1.595,--
          56                                       1.657,--
          57                                       1.717,--
          58                                       1.777,--
          59                                       1.839,--
          60 und mehr                              1.900,--

                              RUHEGEHALTSTABELLEN

bei vollendeten              AT          GB/FRef      AB/HRef      ADir/Ber      Dir/CBer
Lebensjahren zum
Zeitpunkt des Ubertritts
in den Ruhestand

- -----------------------------------------------------------------------------------------
bis 40 einschliesslich        726        1.008        1.480        2.324         3.201

41                            748        1.046        1.526        2.385         3.292
42                            771        1.085        1.572        2.447         3.384
43                            794        1.123        1.618        2.508         3.475
44                            817        1.161        1.663        2.569         3.567
45                            840        1.199        1.709        2.630         3.658
46                            863        1.237        1.755        2.691         3.749
47                            886        1.275        1.801        2.752         3.841
48                            909        1.313        1.846        2.814         3.933
49                            932        1.351        1.892        2.875         4.024
50                            955        1.389        1.937        2.936         4.115
51                            993        1.450        2.028        3.050         4.282
52                          1.031        1.511        2.119        3.164         4.449
53                          1.069        1.572        2.211        3.278         4.617
54                          1.107        1.633        2.303        3.392         4.785
55                          1.145        1.694        2.394        3.506         4.952
56                          1.183        1.755        2.485        3.620         5.120
57                          1.221        1.816        2.576        3.734         5.287
58                          1.259        1.877        2.667        3.848         5.454
59                          1.297        1.937        2.759        3.962         5.621
60                          1.334        1.998        2.851        4.076         5.789

*Oktober 93 / P